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                                                                     EXHIBIT C-2


                                SECOND AMENDMENT
                                       TO
                        RIGHT OF FIRST REFUSAL AGREEMENT


         This Second Amendment (this "Amendment") to Right of First Refusal Agreement is made and entered into as of this 28th day of February, 2003 (the "Effective Date") by and among Harold's Stores, Inc. (the "Company"), Inter-Him, N.V. ("Inter-Him"), W. Howard Lester ("Lester"), and the individuals and entities listed on the Schedule of Family Shareholders attached hereto as Exhibit A (collectively, the "Family Shareholders"), in order to amend that certain Right of First Refusal Agreement dated as of February 28, 2001 by and among the Company, Inter-Him and the Family Shareholders, as previously amended by the First Amendment thereto dated August 2, 2002 (as so amended, and as further amended by this Amendment, the "Right of First Refusal Agreement").

                                   WITNESSETH:

         WHEREAS, the Company, Inter-Him and the Family Shareholders entered into the Right of First Refusal Agreement in connection with the transactions contemplated in that certain Series 2001-A Preferred Stock Purchase Agreement dated as of February 28, 2001 (the "2001 Preferred Stock Purchase Agreement"), whereby the Company sold 300,000 shares of Series 2001-A Preferred Stock of the Company to Inter-Him.

         WHEREAS, the Right of First Refusal Agreement sets forth certain agreements of the Family Shareholders and Inter-Him regarding certain transfers of common stock of the Company by the Family Shareholders;

         WHEREAS, subsequent to Inter-Him's purchase of the Series 2001-A Preferred Stock pursuant to the Series 2001-A Preferred Stock Purchase Agreement, Inter-Him transferred 37,500 shares of the Series 2001-A Preferred Stock to Lester;

         WHEREAS, the Company, Inter-Him, Lester and certain other parties entered into that certain Series 2002-A Preferred Stock Purchase Agreement dated as of June 26, 2002 (the "2002 Preferred Stock Purchase Agreement");

         WHEREAS, in connection with the 2002 Preferred Stock Purchase Agreement, Inter-Him and Lester surrendered their shares of Series 2001-A Preferred Stock of the Company in exchange for an equal number of shares of Amended Series 2001-A Preferred Stock of the Company, which the Company issued to them upon cancellation of all of the Series 2001-A Preferred Stock;

         WHEREAS, on February 5, 2003, Inter-Him and Lester acquired shares of a new series of preferred stock of the Company, Series 2003-A Preferred Stock, and in connection with such acquisition 329 Partners-II Limited Partnership, an entity controlled by the Family Shareholders, agreed to certain amendments to the lease under which the Company leases its Dallas business office from 329 Partners-II Limited Partnership (the "Lease Amendment");


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         WHEREAS, the Lease Amendment requires the termination of the Right of
First Refusal Agreement in the manner set forth in this Amendment; and

         WHEREAS, Inter-Him and Lester together hold more than the minimum number of shares of Amended Series 2001-A Preferred Stock of the Company, and the Family Shareholders executing this Amendment hold more than the minimum number of shares of Common Stock of the Company, required in order to amend the Right of First Refusal Agreement pursuant to Section 3.6 thereof.

         NOW THEREFORE, in consideration of the recitals and agreements contained herein and the benefits to be derived from the mutual observance of the provisions of the Right of First Refusal Agreement, the parties agree as follows:

         1. Termination of Right of First Refusal Agreement as to Certain Family Shareholders. The parties hereby terminate the Right of First Refusal Agreement as to the Family Shareholders other than Rebecca Powell Casey and Michael T. Casey, effective as of the date of this Amendment.

         2. Subsequent Termination as to Rebecca and Michael Casey. Effective as of the day following the 2003 Annual Meeting of Shareholders of Harold's Stores, Inc., the Right of First Refusal Agreement shall terminate as to Rebecca Powell Casey and Michael T. Casey, and thus shall terminate in its entirety as of such date. No further action of the parties shall be required to document or otherwise effect such termination of the Right of First Refusal Agreement.

         3. Counterpart Execution. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.


                        Signature page follows this page.



                                       2

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

"COMPANY"                         Harold's Stores, Inc.


                                  By: /s/ Clark J. Hinkley
                                      -----------------------------------------
                                      Clark J. Hinkley, Chief Executive Officer


"INTER-HIM"                       Inter-Him, N.V.


                                  By: /s/ Victor Hoogstraal
                                      -----------------------------------------
                                      Victor Hoogstraal, Managing Partner


"LESTER"                          /s/ W. Howard Lester
                                  ----------------------------------------------
                                  W. Howard Lester


"FAMILY SHAREHOLDERS"             /s/ Harold G. Powell
                                  ---------------------------------------------
                                  Harold G. Powell, individually and as Trustee
                                  under the Harold G. Powell Family Revocable
                                  Trust, UA dated 9/7/93, and under the
                                  Harold G. Powell Revocable Trust dated 9/8/93


                                  /s/ Anna M. Powell
                                  ---------------------------------------------
                                  Anna M. Powell, individually and as Trustee
                                  under the Harold G. Powell Revocable Trust
                                  dated 9/8/93


                                  /s/ Rebecca Powell Casey
                                  ---------------------------------------------
                                  Rebecca Powell Casey, individually and as
                                  custodian for Meredith M. Casey, Lindsey M.
                                  Casey and Bryan A. Casey under the Texas UGMA


                                  /s/ Michael T. Casey
                                  ---------------------------------------------
                                  Michael T. Casey, individually and as Trustee under the H. Rainey Powell and Mary U. Powell 1997 Irrevocable Trust


  First Signature Page to Second Amendment to Right of First Refusal Agreement


                                       3
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                            /s/ H. Rainey Powell
                            ---------------------------------------------------
                            H. Rainey Powell, individually and as custodian for Elizabeth M. Powell and Alex M. Powell under the Oklahoma UTMA



                            /s/ Mary U. Powell
                            ---------------------------------------------------
                            Mary U. Powell



                            ---------------------------------------------------
                            Lisa Powell Hunt, individually and as custodian for Miles M. Hunt, Patrick M. Hunt and Hayden E. Hunt under the Texas UGMA



                            ---------------------------------------------------
                            Clay M. Hunt


                            Arvest Trust Company, N.A., as Trustee


                            By: /s/ Connie Jenkins
                               ------------------------------------------------
                                Connie Jenkins
                                AVP & Trust Officer

                            *Executed as Trustee with respect to:
                               Elizabeth M. Powell Trust A
                               Elizabeth M. Powell Trust B












  Second Signature Page to Second Amendment to Right of First Refusal Agreement


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